Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS ANNOUNCES FOURTH QUARTER 2006 U.S. NET
PRODUCT REVENUES OF $56.2 MILLION AND FULL YEAR 2006 U.S. NET
PRODUCT REVENUES OF $189.5 MILLION

Full Year 2006 Net Revenues Were $194.7 million

Lexington, MA, January 8, 2007 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today reported U.S. net product revenues of $56.2 million (unaudited) for the fourth quarter of 2006 for its antibiotic product CUBICIN® (daptomycin for injection).  This result represents an increase of 54%, or $19.6 million, from fourth quarter 2005 U.S. net product revenues.  Full year 2006 U.S. net product revenues were $189.5 million (unaudited).

Mike Bonney, President and CEO of Cubist said, “CUBICIN has experienced year-over-year growth of 67% in the U.S. in its third full year as an acute care antibiotic. Hundreds of thousands of patients with serious infections have now benefited from treatment with this important therapy. I am particularly pleased with the acceleration in growth in CUBICIN’s average daily net product sales in the U.S.- $907,000 in Q4, an uptick of more than 15% vs. Q3.  This is an increase of $121,000 — the largest quarter-over-quarter growth in average daily sales since launch. Our commercial organization is continuing to make inroads in educating acute care physicians about the label expansion for S. aureus bloodstream infections approved by the FDA in late May.”

Cubist will issue its full earnings release and host its fourth quarter and full year 2006 earnings conference call and webcast with slides on Wednesday, January 24th.  The webcast presentation will also include a discussion of the company’s business activities, financial outlook, and current news.  Details are provided below.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss its fourth quarter and full year 2006 financial results, business activities and financial outlook.

WHEN:  Wednesday, January 24, 2007 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-0778
LIVE INTERNATIONAL CALL-IN:  201-689-8565

24-HOUR REPLAY DOMESTIC & CANADA:  877-660-6853
24-HOUR REPLAY INTERNATIONAL:  201-612-7415
REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):
ACCOUNT #: 286
CONFERENCE ID #: 225163

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
www.cubist.com
Replay will be available for 30 days via the Internet

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.   The Cubist product pipeline includes our lipopeptide program and our natural products screening program.  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries pursuant to our currently planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii)the level of acceptance of CUBICIN by physicians, patients, third party payors and the medical community; (iii)any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)competition in the markets in which we and our partners market CUBICIN; (v)whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate that we seek to enter into clinical trials; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of API, to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (viii) our dependence upon collaborations with our partners; (ix) our ability to finance our operations; (x) the effectiveness of our  sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to integrate successfully the operations of any business we may acquire and the potential impact of any future acquisition on our financial results; (xiv) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xv) a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

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